Exhibit 99.2

Biofrontera Inc. Announces Resignation of CEO

Executive Chairman Hermann Luebbert to Assume CEO Responsibilities, Reaffirms the Company’s Strategic Plan and 2023 Commercial Goals

WOBURN, Mass. (May 12, 2023) – Biofrontera Inc. (Nasdaq: BFRI) (the “Company”), a biopharmaceutical company specializing in the commercialization of dermatologic products, announces the resignation of Erica Monaco as Chief Executive Officer, which will be effective pending the completion of a near term transition of responsibilities with the Board of Directors. Hermann Luebbert, Biofrontera’s Executive Chairman and founder, will assume the CEO responsibilities. Ms. Monaco intends to pursue other professional opportunities and her resignation did not result from any disagreement with the Company on any matter, including any matter relating to its operations, policies or practices.

“Since founding Biofrontera in 1997, I have met few leaders like Erica who are capable of building a high-performance salesforce and carry out a commercial vision inspired by medical education. On behalf of the Biofrontera board of directors and my colleagues, I wish Erica all the best in her future endeavors. Biofrontera is fortunate to have a strong, capable team in place to continue driving our business forward without disruption. Our company’s strategic plan and our 2023 commercial goals remain unchanged,” said Mr. Luebbert.

“Tendering my resignation was a difficult, personal decision that I reached after much reflection. It has been a privilege to serve as Biofrontera’s CEO and to work closely with my inspiring colleagues,” said Ms. Monaco. “I am grateful for my time contributing to the growth and success of Biofrontera for the last seven years. I am proud of what our company and our people have accomplished as a team focused on bringing unparalleled therapies to the dermatology community. I wish my Biofrontera colleagues tremendous success and look forward to seeing them continue to grow and make an impact.”

About Biofrontera Inc.

Biofrontera Inc. is a U.S.-based biopharmaceutical company commercializing a portfolio of pharmaceutical products for the treatment of dermatologic conditions with a focus on photodynamic therapy (PDT) and topical antibiotics. The Company’s licensed products are used for the treatment of actinic keratoses, which are pre-cancerous skin lesions, as well as impetigo, a bacterial skin infection. For more information, visit www.biofrontera-us.com and follow Biofrontera on LinkedIn and Twitter.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date. These statements include, but are not limited to, statements relating to the growth strategy for Biofrontera Inc.’s (the “Company”) strategic plan, 2023 commercial goals and potential for growth, and the transition of responsibilities at the Company. We have based these forward-looking statements on our current expectations and projections about future events, nevertheless, actual results or events could differ materially from the plans, intentions and expectations disclosed in, or implied by, the forward-looking statements we make. These risks and uncertainties, many of which are beyond our control, including, but not limited to, the impact of any extraordinary external events; any changes in the Company’s relationship with its licensors; the ability of the Company’s licensors to fulfill their obligations to the Company in a timely manner; the Company’s ability to achieve and sustain profitability; whether the current global disruptions in supply chains will impact the Company’s ability to obtain and distribute its licensed products; changes in the practices of healthcare providers, including any changes to the coverage, reimbursement and pricing for procedures using the Company’s licensed products; the uncertainties inherent in the initiation and conduct of clinical trials; availability and timing of data from clinical trials; whether results of earlier clinical trials or trials of Ameluz® in combination with BF-RhodoLED® in different disease indications or product applications will be indicative of the results of ongoing or future trials; uncertainties associated with regulatory review of clinical trials and applications for marketing approvals; whether the market opportunity for Ameluz® in combination with BF-RhodoLED® is consistent with the Company’s expectations; the Company’s ability to comply with public company requirements; the Company’s ability to regain compliance with Nasdaq continued listing standards, the Company’s ability to retain and hire key personnel; the sufficiency of cash resources and need for additional financing and other factors that may be disclosed in the Company’s filings with the SEC, which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. The Company does not plan to update any such forward-looking statements and expressly disclaims any duty to update the information contained in this press release except as required by law.

Contact:

LHA Investor Relations

Tirth T. Patel

212-201-6614

tpatel@lhai.com

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